Exhibit 10.93

Loan Agreement, dated as of July 11, 2007, by and between Meade Instruments Europe GmbH & Co. KG, Gutenbergstr. 2, 46414 Rhede (“Meade Europe” or “Borrower”) and VR-Bank Westmunsterland eG, Kupferstrasse 28, 48653 Coesfeld (“Bank”), amending that certain Loan Agreement No. XXX, dated August 18, 2006, by and between Borrower and Bank.

Revolving Loan Amount

The Borrower will receive from the Bank on Account No. XXX an additional revolving loan of:

(i) € 3,500,000.00 resulting in a total loan amount of €5,500,000.00, of which €2,000,000.00 is currently available until further notice, and €3,500,000.00 is available from August 1, 2007 to September 30, 2007; and

(ii) € 7,000,000.00 resulting in a total loan amount of €9,000,000.00, of which € 2,000,000.00 is currently available until further notice, and €7,000,000.00 is available from October 1, 2007 until February 29, 2008.

Intended use

The revolving loan is to finance operating costs. The revolving loan may be used as an overdraft and/or as term money and/or as documentary credit. The Borrower will pay interest on the unused part of the revolving loan of 0.2%.

Condition of Granting Additional Credit Line

The Borrower must receive and document the repayment of the US$2,000,000 loan made to its US parent company (Meade Instruments Corp., a Delaware corporation) no later than July 31, 2007.

Overdraft

The revolving loan will be made available on Account No. XXX. Current interest rate terms are 8.00 % p.a. This rate is variable. If money and capital market conditions change, the Bank may alter this rate per § 315 BGB (German Civil Code). The Borrower will be advised of any interest rate changes. Interest will be invoiced monthly.

Term Loan

The interest rate for the term loan will be the 3-month EURIBOR rate (Euro Interbank Offered Rate) plus 2.00 % p.a. The Bank will advise the Borrower of the currently valid rate. Governing basic rate is the EURIBOR rate two banking days before the interest period begins. Interest is due and payable at the end of each interest period.

Documentary credit

Invoicing will be individual per order.

Banker’s order

The Borrower herewith authorizes the Bank to debit all the funds due and payable from to Account No. XXX.

Term

The revolving loan will be available from October 1, 2007 to February 29, 2008. If used as an overdraft this shall not affect daily maturity.

Security

All security due to the Bank secures all current, future and conditional claims of the Bank arising out of the business relationship with the Borrower unless otherwise separately agreed. This applies to all security not listed here that is collateral due to the Bank’s general terms and conditions of business. All other security terms and conditions per clauses 13 and 14 of the general terms and conditions remain unaffected.

Revealing financial circumstances

The Borrower will give the Bank all relevant information — at intervals of less than one year if so requested – and if requested will make all documents available to the Bank that me be necessary for the Bank to audit the Borrower’s income and assets. For this purpose the Borrower will submit their properly and duly audited and certified annual accounts to the Bank within six months of the end of the relevant accounting reference date — in interim form if necessary. The Borrower will also ensure that the Bank receives the annual account of Meade Instruments Corp., a Delaware corporation, within six months of the relevant accounting reference date. Legal and/or financial changes of major importance to the Borrower’s assets or financial circumstances or those of any other person bearing liability will be provided to the Bank without delay by the Borrower.

Termination for important reasons in law

The Bank may terminate the loan without due notice for important reasons in law. One such reason is non-adherence to the duty to reveal financial circumstances. In all other respects clause 19 paragraph 3 of the Bank’s general terms and conditions applies.

Miscellaneous

The Bank is entitled to assign the loan claims and the security rendered or to be rendered either in whole or in part to another bank.

The general terms and conditions of credit per the framework credit agreement, dated August 18, 2006, and the Bank’s general terms and conditions enclosed apply in addition.

Borken, Borken,	MEADE Instruments Europe GmbH & Co. KG /s/ Helmut Ebbert VR Bank Westmuensterland eG

/s/ Ralf Rublack